Exhibit 99.1

News Release

Contacts:

For Immediate Release	Neill Davis, Men’s Wearhouse (281) 776-7000 Ken Dennard, DRG&L (713) 529-6600

MEN’S WEARHOUSE REPORTS

FISCAL 2011 THIRD QUARTER RESULTS

•	Q3 2011 GAAP diluted earnings per share was $0.77 and adjusted diluted earnings per share was $0.79 compared to adjusted diluted earnings per share guidance of $0.64 to $0.66

•	Q3 2011 adjusted diluted earnings per share increased 39% over prior year adjusted diluted earnings per share of $0.57

•	Company provides guidance for fourth quarter and updated guidance for full year of fiscal 2011

•	Conference call at 5:00 pm Eastern today

HOUSTON – December 6, 2011 – The Men’s Wearhouse (NYSE: MW) today announced its consolidated financial results for the third quarter ended October 29, 2011.

Third Quarter Net Sales Summary – Fiscal 2011

	U.S. dollars, in millions		Total Net Sales Change %	Comparable Store Sales Change % (c)

	Current Year	Prior Year		Current Year	Prior Year

Total Company	$ 584.6(a)	$550.1(a)	6.3%

Total Retail Segment	$ 523.8	$494.6	5.9%

MW	368.5	349.1	5.6%	5.5%	9.6%

K&G	80.2	78.0	2.7%	1.6%	- 0.2%

Moores Canada	69.0	61.5	12.2%	8.6% (b)	5.6% (b)

Corporate Apparel Segment	$ 60.8	$55.5	9.5%

Year-To-Date Net Sales Summary – Fiscal 2011

	U.S. dollars, in millions		Total Net Sales Change %	Comparable Store Sales Change % (c)

	Current Year	Prior Year		Current Year	Prior Year

Total Company	$ 1,820.5(a)	$1,560.6(a)	16.7%

Total Retail Segment	$ 1,630.5	$1,496.7	8.9%

MW	1,130.2	1,034.8	9.2%	9.0%	4.8%

K&G	279.4	263.9	5.9%	5.7%	- 3.5%

Moores Canada	202.5	180.4	12.2%	6.2% (b)	2.1% (b)

Corporate Apparel Segment	$ 190.0	$63.8	197.6%

  (a)  Due to rounded numbers, total Company may not sum.

  (b)  Comparable store sales change is based on the Canadian dollar.

  (c)  Does not include ecommerce sales.

PER SHARE INFORMATION

GAAP diluted earnings per share were $0.77 for the third quarter ended October 29, 2011. Adjusted diluted earnings per share were $0.79 after excluding $1.0 million ($0.7 million after tax or $0.01 per diluted share outstanding) in acquisition related integration costs and $0.7 million ($0.5 million after tax or $0.01 per diluted share outstanding) for non-cash asset impairment charges. This compares to adjusted diluted earnings per share guidance given September 7, 2011 of $0.64 to $0.66. In third quarter fiscal 2010, GAAP diluted earnings per share were $0.47 and adjusted diluted earnings per share were $0.57 after excluding $1.4 million ($1.1 million after tax or $0.02 per diluted share outstanding) in acquisition and acquisition related integration costs, $2.0 million ($1.5 million after tax or $0.03 per diluted share outstanding) in tuxedo distribution closure costs and $3.2 million ($2.4 million after tax or $0.05 per diluted share outstanding) for non-cash asset impairment charges.

GAAP diluted earnings per share were $2.37 for the nine months ended October 29, 2011. Adjusted diluted earnings per share were $2.43 after excluding $2.5 million ($1.6 million after tax or $0.03 per diluted share outstanding) in acquisition related integration costs and $1.7 million ($1.1 million after tax or $0.02 per diluted share outstanding) for non-cash asset impairment charges. For the nine months ended October 30, 2010, GAAP diluted earnings per share were $1.54 and adjusted diluted earnings per share were $1.66 after excluding $4.1 million ($2.7 million after tax or $0.05 per diluted share outstanding) in acquisition and acquisition related integration costs, $2.0 million ($1.5 million after tax or $0.03 per diluted share outstanding) in tuxedo distribution closure costs and $3.4 million ($2.2 million after tax or $0.04 per diluted share outstanding) for non-cash asset impairment charges.

Note: Due to rounded numbers, the adjusted earnings per share may not sum.

THIRD QUARTER HIGHLIGHTS

Total Company net sales increased 6.3% for the quarter.

•	Retail segment sales increased 5.9%.
¡

This increase was primarily attributable to increased retail clothing product sales driven by increases in average unit selling prices and units sold per transaction offsetting fewer transactions per store.

¡	Tuxedo rental services revenues had U.S. comparable store sales of 1.9% driven by an increase in average rental price.

•

Corporate apparel segment sales increased 9.5% primarily due to one additional week in the current year quarter of U.K. operations acquired on August 6, 2010 and increased catalog and internet sales at our U.K. operations and increased catalog sales at our U.S. operations.

Total Company gross margin increased 14.1% to $268.2 million and as a percentage of sales, increased 315 basis points.

•

Retail segment total gross margin, as a percentage of related net sales, increased 324 basis points. This increase was primarily attributable to higher product margins driven by higher average net selling prices per unit at all brands and lower K&G product cost charge-offs.

•

Corporate apparel segment gross margin, as a percentage of related sales, increased from 26.5% in the third quarter of 2010 to 29.4% in the third quarter of 2011 due mainly to an improved mix of higher margin UK customers in the 2011 results, partially offset by higher Twin Hill product costs.

Total Company adjusted SG&A expenses increased 6.4% to $206.4 million* and as a percentage of sales increased 5 basis points.

•

The Company’s corporate apparel segment drove 1.7% of the quarter over quarter increase and the balance, 4.7%, was related to payroll related costs and increased expenses associated with increased sales in the Company’s retail segment.

Adjusted operating income increased 50.4% to $61.7 million* and as a percentage of sales, increased 310 basis points.

•

The financial results of the U.K. operations, excluding acquisition integration costs, were $0.03 accretive to the Company’s third quarter diluted earnings per share. Integration costs were $1.0 million ($0.7 million after tax or $0.01 per diluted share outstanding).

Total inventories increased 21.1% primarily to support increased retail sales and planned promotions in the fourth quarter as well as replenish comparatively oversold levels in the prior year as we embarked on a more aggressive promotional cadence.

The Company repurchased 500,000 shares of its common stock during the third quarter at an average cost of $29.98 per share.

Total cash and cash equivalents at quarter end were $138.5 million.

*    Adjusted SG&A and adjusted operating income for third quarter 2011 excludes $1.0 million in acquisition related integration costs and $0.7 million for non cash asset impairment charges. Adjusted SG&A and adjusted operating income for third quarter 2010 excludes $1.4 million in acquisition and acquisition related integration costs, $2.0 million in tuxedo distribution closure costs and $3.2 million in non cash asset impairment charges.

2011 GUIDANCE

For the fiscal year, GAAP diluted earnings per share is expected to be in a range of $2.21 to $2.24. Adjusted diluted earnings per share are expected to be in a range of $2.28 to $2.31. Adjusted earnings per share exclude acquisition related integration costs of $4.0 million ($2.6 million after tax or $0.05 per diluted share outstanding) and impairment charges of $1.7 million ($1.1 million after tax or $0.02 per diluted share outstanding). Both GAAP and adjusted earnings per share reflect the dilutive effect of participating securities which approximates $0.03 for the full year.

Estimated fourth quarter GAAP and adjusted diluted loss per share include a $0.02 per share negative impact from previous guidance due to the shifting of certain costs into the fourth quarter, which favorably impacted the third quarter, and severance costs due to a reorganization in the Company’s technology workgroup.

For the fourth quarter of the fiscal year, GAAP diluted loss per share is expected to be in a range of ($0.17) to ($0.14). Adjusted diluted loss per share is expected to be in a range of ($0.15) to ($0.12). Adjusted earnings per share exclude acquisition related integration costs of $1.5 million ($1.0 million after tax or $0.02 per diluted share outstanding). Neither GAAP nor adjusted loss per share have an impact from the dilutive effect of participating securities.

The financial results of the combined UK acquisitions, excluding acquisition related integration costs, are expected to be accretive to the Company’s full year and fourth quarter diluted earnings per share.

	Guidance FY 2011	Guidance 4Q FY 2011

Total Sales Increase	13.3% to 13.4% (1)	3.5% to 4.0% (1)

Comparable Store Sales Growth (2)

MW	+7% to +8%	+5% to +6%
K&G	+3% to +4%	-2% to flat
Moores	+5% to +6%	+3 to +4%
Gross Margin	43.70% to 43.75% (3)	38.65% to 38.85% (3)
S G & A (as % of Sales)	35.95% to 36.00% (4)	40.75% to 40.95% (4)
Effective Tax Rate	34.6%	43.0%
Weighted Average Shares Outstanding (millions)	51.7	51.4
Foreign Exchange Conversion (avg.)

US Dollar to GBP	1.62	1.63
US Dollar to Canadian Dollar	1.01	0.98

Footnotes to Guidance:

1.	Includes US$222 million for full year FY 2011 and US$51 million for 4Q FY 2011 of sales from acquired operations of Dimensions and Alexandra.
2.	Includes an assumed U.S. comparable store increase in tuxedo rental revenues of 4% to 5% for the full year FY 2011 and a 14% to 15% increase in 4Q FY 2011.
3.	Occupancy costs are expected to be flat to a 1% decrease for full year FY 2011 and 1% to 2% increase for 4Q FY 2011.
4.	Excludes acquisition related integration costs and impairment charges.

CONFERENCE CALL AND WEBCAST INFORMATION

At 5:00 p.m. Eastern time on Tuesday, December 6, 2011, Company management will host a conference call and real time webcast to review the third quarter of fiscal 2011 and its outlook for the fourth quarter and full year of fiscal 2011.

To access the conference call, dial 480-629-9818. To access the live webcast presentation, visit the Investor Relations section of the Company’s website at www.menswearhouse.com. A telephonic replay will be available through December 13, 2011 by calling 303-590-3030 and entering the access code of 4488091#, or a webcast archive will be available free on the website for approximately 90 days.

STORE INFORMATION

	October 29, 2011		October 30, 2010		January 29, 2011

	Number of Stores	Sq. Ft. (000’s)	Number of Stores	Sq. Ft. (000’s)	Number of Stores	Sq. Ft. (000’s)

Men’s Wearhouse	597	3,399.6	586	3,319.3	585	3,319.0

Men’s Wearhouse and Tux	361	503.7	408	561.0	388	535.7

Moores, Clothing for Men	117	741.9	117	737.1	117	737.8

K&G (a)	100	2,375.4	102	2,391.8	102	2,394.1

Total	1,175	7,020.6	1,213	7,009.2	1,192	6,986.6

(a)	92, 91 and 91 stores, respectively, offering women’s apparel.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,175 stores. The Men’s Wearhouse, Moores and K&G stores carry a full selection of men’s designer, brand name and private label suits, sport coats, furnishings and accessories and Men’s Wearhouse and Tux stores carry a limited selection. K&G stores carry a full selection of women’s apparel. Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores. Additionally, Men’s Wearhouse operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions and Alexandra in the United Kingdom.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be significantly impacted by various factors, including sensitivity to economic conditions and consumer confidence, possibility of limited ability to expand Men’s Wearhouse stores, possibility that certain of our expansion strategies may present greater risks, changes in foreign currency rates and other factors described in the Company’s annual report on Form 10-K for the fiscal year ended January 29, 2011 and subsequent Forms 10-Q.

For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.kgstores.com, www.mooresclothing.com, www.dimensions.co.uk, www.alexandra.co.uk and www.twinhill.com.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

FOR THE THREE MONTHS ENDED

October 29, 2011 AND October 30, 2010

(In thousands, except per share data)

	Three Months Ended				Variance

		% of		% of			Basis
	2011	Sales	2010	Sales	Dollar	%	Points

Net sales:
Retail clothing product	$377,307	64.54%	$350,250	63.67%	$27,057	7.73%	0.87
Tuxedo rental services	112,005	19.16%	111,297	20.23%	708	0.64%	(1.07)
Alteration and other services	34,480	5.90%	33,022	6.00%	1,458	4.42%	(0.10)

Total retail sales	523,792	89.60%	494,569	89.90%	29,223	5.91%	(0.31)
Corporate apparel clothing product sales	60,810	10.40%	55,534	10.10%	5,276	9.50%	0.31

Total net sales	584,602	100.00%	550,103	100.00%	34,499	6.27%	0.00

Total cost of sales	316,433	54.13%	315,104	57.28%	1,329	0.42%	(3.15)

Gross margin (a):
Retail clothing product	215,638	57.15%	187,019	53.40%	28,619	15.30%	3.76
Tuxedo rental services	96,244	85.93%	93,813	84.29%	2,431	2.59%	1.64
Alteration and other services	7,811	22.65%	8,424	25.51%	(613)	(7.28%)	(2.86)
Occupancy costs	(69,425)	(13.25%)	(68,978)	(13.95%)	(447)	(0.65%)	0.69

Total retail gross margin	250,268	47.78%	220,278	44.54%	29,990	13.61%	3.24
Corporate apparel clothing product margin	17,901	29.44%	14,721	26.51%	3,180	21.60%	2.93

Total gross margin	268,169	45.87%	234,999	42.72%	33,170	14.11%	3.15

Selling, general and administrative expenses	208,147	35.60%	200,588	36.46%	7,559	3.77%	(0.86)

Operating income	60,022	10.27%	34,411	6.26%	25,611	74.43%	4.01

Net interest	(284)	(0.05%)	(274)	(0.05%)	(10)	3.65%	0.00

Earnings before income taxes	59,738	10.22%	34,137	6.21%	25,601	74.99%	4.01

Provision for income taxes	19,836	3.39%	8,789	1.60%	11,047	125.69%	1.80

Net earnings including noncontrolling interest	39,902	6.83%	25,348	4.61%	14,554	57.42%	2.22

Net earnings attributable to noncontrolling interest	(25)	0.00%	(89)	(0.02%)	64	(71.91%)	0.01

Net earnings attributable to common shareholders	$39,877	6.82%	$25,259	4.59%	$14,618	57.87%	2.23

Net earnings per diluted common share attributable to common shareholders	$0.77		$0.47

Weighted average diluted common shares outstanding:	51,339		52,895

(a)  Gross margin percent of sales is calculated as a percentage of related sales.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

 (Unaudited)

FOR THE NINE MONTHS ENDED

October 29, 2011 AND October 30, 2010

(In thousands, except per share data)

	Nine Months Ended				Variance

	2011	% of Sales	2010	% of Sales	Dollar	%	Basis Points

Net sales:
Retail clothing product	$1,189,357	65.33%	$ 1,072,539	68.73%	$116,818	10.89%	(3.40)
Tuxedo rental services	333,413	18.31%	325,913	20.88%	7,500	2.30%	(2.57)
Alteration and other services	107,767	5.92%	98,262	6.30%	9,505	9.67%	(0.38)

Total retail sales	1,630,537	89.56%	1,496,714	95.91%	133,823	8.94%	(6.34)
Corporate apparel clothing product sales	189,978	10.44%	63,844	4.09%	126,134	197.57%	6.34

Total net sales	1,820,515	100.00%	1,560,558	100.00%	259,957	16.66%	0.00

Total cost of sales	996,468	54.74%	864,284	55.38%	132,184	15.29%	(0.65)

Gross margin (a):
Retail clothing product	661,419	55.61%	587,626	54.79%	73,793	12.56%	0.82
Tuxedo rental services	287,683	86.28%	275,067	84.40%	12,616	4.59%	1.89
Alteration and other services	27,415	25.44%	25,154	25.60%	2,261	8.99%	(0.16)
Occupancy costs	(205,006)	(12.57%)	(208,472)	(13.93%)	3,466	1.66%	1.36

Total retail gross margin	771,511	47.32%	679,375	45.39%	92,136	13.56%	1.93
Corporate apparel clothing product margin	52,536	27.65%	16,899	26.47%	35,637	210.88%	1.18

Total gross margin	824,047	45.26%	696,274	44.62%	127,773	18.35%	0.65

Selling, general and administrative expenses	631,370	34.68%	571,406	36.62%	59,964	10.49%	(1.93)

Operating income	192,677	10.58%	124,868	8.00%	67,809	54.30%	2.58

Net interest	(781)	(0.04%)	(774)	(0.05%)	(7)	0.90%	(0.01)

Earnings before income taxes	191,896	10.54%	124,094	7.95%	67,802	54.64%	2.59

Provision for income taxes	67,532	3.71%	42,222	2.71%	25,310	59.95%	1.00

Net earnings including noncontrolling interest	124,364	6.83%	81,872	5.25%	42,492	51.90%	1.58

Net (earnings) loss attributable to noncontrolling interest	16	0.00%	(89)	(0.01%)	105	(117.98%)	0.01

Net earnings attributable to common shareholders	$ 124,380	6.83%	$ 81,783	5.24%	$ 42,597	52.09%	1.59

Net earnings per diluted common share attributable to common shareholders	$ 2.37		$ 1.54

Weighted average diluted common shares outstanding:	51,776		52,776

(a)  Gross margin percent of sales is calculated as a percentage of related sales.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 29, 2011	October 30, 2010
ASSETS

Current assets:
Cash and cash equivalents	$ 138,545	$ 197,843
Accounts receivable, net	66,094	65,069
Inventories	616,758	509,422
Other current assets	61,088	62,830

Total current assets	882,485	835,164
Property and equipment, net	348,785	333,007
Tuxedo rental product, net	85,876	86,121
Goodwill	88,707	90,580
Intangible assets, net	35,378	38,678
Other assets	3,579	21,831

Total assets	$1,444,810	$1,405,381

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$ 155,610	$ 145,138
Accrued expenses and other current liabilities	146,391	130,550
Income taxes payable	22,727	12,294
Current maturities of long-term debt	-	45,584

Total current liabilities	324,728	333,566

Deferred taxes and other liabilities	76,429	72,664

Total liabilities	401,157	406,230

Equity:
Preferred stock	-	-
Common stock	717	709
Capital in excess of par	356,414	336,942
Retained earnings	1,108,662	1,023,467
Accumulated other comprehensive income	41,504	37,651
Treasury stock, at cost	(476,749)	(412,761)

Total equity attributable to common shareholders	1,030,548	986,008

Noncontrolling interest	13,105	13,143

Total equity	1,043,653	999,151

Total liabilities and equity	$1,444,810	$1,405,381

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

FOR THE NINE MONTHS ENDED

October 29, 2011 AND October 30, 2010

(In thousands)

	Nine Months Ended
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:

Net earnings including noncontrolling interest	$124,364	$81,872
Non-cash adjustments to net earnings:
Depreciation and amortization	56,572	57,210
Tuxedo rental product amortization	25,923	31,732
Other	26,164	11,284
Changes in assets and liabilities	(85,477)	(16,216)

Net cash provided by operating activities	147,546	165,882

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(66,960)	(43,835)
Acquisitions of businesses, net of cash	-	(97,786)
Proceeds from sales of property and equipment	59	76

Net cash used in investing activities	(66,901)	(141,545)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	5,995	2,503
Cash dividends paid	(18,880)	(14,318)
Tax payments related to vested deferred stock units	(2,955)	(2,748)
Excess tax benefits from share-based plans	1,592	952
Purchase of treasury stock	(63,988)	(144)

Net cash used in financing activities	(78,236)	(13,755)

Effect of exchange rate changes	(235)	1,243

INCREASE IN CASH AND CASH EQUIVALENTS	2,174	11,825

Balance at beginning of period	136,371	186,018

Balance at end of period	$138,545	$197,843